SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

     Filed by the Registrant  [X]

     Filed by a Party other than the Registrant  [   ]

     Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the
[ ]	Definitive Proxy Statement		Commission Only (as permitted
[X]	Definitive Additional Materials		by Rule 14a-6(e)(2))
[ ]	Soliciting Material Pursuant
to Rule 14a-11(c) or Rule 14a-12

Chindex International, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

Title of each class of securities to which transaction applies:

Aggregate number of securities to which transaction applies:

     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Proposed maximum aggregate value of transaction:

Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

Form, Schedule or Registration Statement No.:

Filing Party:

Date Filed:

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2004

Chindex International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24624	13-3097642
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7201 Wisconsin Avenue, Bethesda, MD		20814
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(301) 215-7777

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

Chindex International, Inc. (the "Registrant") has engaged new auditors as its independent accountant to audit its financial statements. The Registrant’s Audit Committee dismissed the former auditors, Ernst & Young LLP ("Ernst & Young") and approved the change of accountants to BDO Seidman, LLP ("BDO"), effective September 29, 2004.

No accountant’s report on the financial statements for the Registrant’s fiscal year ended December 31, 2002, transition three-month period ended March 31, 2003, fiscal year ended March 31, 2004 or any subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. There were no "disagreements" (as such term is used in Item 304 (a)(1)(iv) of Regulation S-K) with Ernst & Young at any time during the periods described above regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

In addition, during the same periods, no "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K) arose in the context of the Registrant’s relationship with Ernst & Young, except for the material weakness in internal controls disclosed in Item 9A of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2004, a copy of which is filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference.

The Registrant has provided Ernst & Young with a copy of the disclosures contained in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission ("SEC"), and requested that they furnish the Registrant with a letter addressed to the SEC stating whether they agree with such disclosures, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Ernst & Young dated October 4, 2004 is attached to this Form 8-K as Exhibit 99.2.

During the periods described above prior to engaging BDO, the Registrant did not consult BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, and BDO did not provide either a written report or oral advice to the Registrant that BDO concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chindex International, Inc. (Registrant)

October 4, 2004	By:	Robert C. Goodwin, Jr.

Name: Robert C. Goodwin, Jr.
Title: Executive Vice President

Exhibit Index

Exhibit No.	Description

EX-99.1	Items 9 and 9A
EX-99.2	Letter from Ernst & Young LLP to SEC

EXHIBIT 99.1 TO FORM 8-K

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 9A. CONTROLS AND PROCEDURES

The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in the Company’s reports that are filed with the Securities and Exchange Commission is recorded, processed and reported within the time periods required for each report and that such information is reported to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

As of March 31, 2004, the Company carried out an evaluation, under the supervision and with the participation of the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures. Based on that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that, notwithstanding the matters described below, the Company’s disclosure controls and procedures are effective in timely alerting them to material information relating to the Company (including its consolidated subsidiaries) which is required to be included in its publicly filed reports. In early June 2004, in connection with the audit of our financial statements for fiscal 2004, our independent auditors informed us that heightened new standards suggest that they characterize three items as material weaknesses in the Company’s internal controls. The independent auditors have completed their work and nonetheless have rendered an unqualified report on our financial statements as contained elsewhere herein. Other than the three items described below, there have been no significant changes during the fourth quarter ended March 31, 2004 in the Company’s internal controls or in other factors which could significantly affect internal controls since that evaluation.

The independent auditors initially were not able to test accounts receivable at Beijing United and the total postings could not be fully reconciled with the general ledger. This issue was found to be the result of a software writing problem in connection with an outsourced software upgrade to the systems at Beijing United. The software provider is remedying the system problem. The reconciliation of all postings with the general ledger was ultimately fully achieved and tested by measures outside of the system. We anticipate this matter to be resolved in time for our report on the first quarter of fiscal 2005. The auditors also informed the Audit Committee and management that the Company’s existing level of tax expertise appeared to be insufficient in the United States and China and that this was a material weakness. For example, in the United States, the Company’s tax benefit provision had to be recomputed at the close of the audit. The auditors in prior periods had assisted the Company in the complex computation of this number but in light of heightened new standards, the auditors have notified us that they will no longer do so. Accordingly, the Company has decided to retain additional outside tax expertise as well as add personnel to its U.S. finance department. The auditors also expressed the view that our level of tax expertise in China needed to be increased. We already have added qualified tax staff in China. We expect to have our tax expertise fully upgraded in time for our report on the first quarter of fiscal 2005.

Finally, the independent auditors indicated the need for procedures to improve the financial statement close process. We have already begun to supplement our resources in this regard by increasing staff in the process and further formalizing the closing process, among other improvements. We expect that these procedures will be implemented in time for our report on the first quarter of fiscal 2005. The implementation of the initiatives described above are among our highest priorities. Our Board of Directors, in coordination with our Audit Committee, will continually assess the progress and sufficiency of these initiatives and make adjustments, if necessary. As of the date of this report, we believe that our plans, when completed, will eliminate the weaknesses in internal accounting control as described above. Nonetheless, a control system, no matter how well designed and operated, cannot provide absolute assurance that the objectives of the control system are met, and no evaluation of controls can provide absolute assurance that all control issues have been detected.

EXHIBIT 99.2 TO FORM 8-K

October 4, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated October 4, 2004, of Chindex International Inc. and are in agreement with statements contained in the second, third and fourth paragraphs therein and the statements attributable to Ernst & Young LLP in Exhibit 99.1 thereto. We have no basis to agree or disagree with other statements of the registrant contained therein.

Regarding the registrant’s statement concerning the material weakness in internal control relating to the preparation of financial statements included in Exhibit 99.1, we considered such matter in determining the nature, timing and extent of procedures performed in our audit of the registrant’s March 31, 2004 financial statements.

/s/ Ernst & Young LLP